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                                                                    EXHIBIT 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Registry Magic, Incorporated (File No. 333-[ ]) of our report dated March 13, 2000 relating to the financial statements of Synergex International Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/  PricewaterhouseCoopers LLP


Sacramento, California
May 15, 2000